                               AMENDMENT NO. 2 TO

                          AGREEMENT AND PLAN OF MERGER


         THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT") is made as of this 21st day of November, 2002, among Bioanalytical Systems, Inc., an Indiana corporation ("BAS"), PI Acquisition Corp., a Maryland corporation ("MERGERCO"), and PharmaKinetics Laboratories, Inc., a Maryland corporation (the "COMPANY"). All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

         WHEREAS, BAS, MergerCo and the Company are parties to that certain Agreement and Plan of Merger dated as of June 20, 2002, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of July 24, 2002 (the "MERGER AGREEMENT"); and

         WHEREAS, BAS, MergerCo and the Company desire to amend certain portions of the Merger Agreement pursuant to the terms and conditions of this Amendment;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, and pursuant to Section 10.11 of the Merger Agreement, the Merger Agreement is hereby amended by the parties as follows:

         l. The "Index of Defined Terms" of the Merger Agreement is hereby amended by adding the following after the term "PKLB Common":

                "PKLB Note                      Section 9.1(d)(v)"

         2. Exhibit 2.3 is hereby amended and restated in its entirety as set forth on Exhibit 2.3 hereto.

         3. Section A. of the Background Information is hereby amended by adding ", other than Parent," after "(x) the holders" and before "of common" in clause
(x) of the second sentence and the last sentence is hereby restated in its entirety as follows "The holders of shares of PKLB Common (other than Parent), Class A Preferred and Class B Preferred are sometimes hereinafter collectively referred to as the 'SHAREHOLDERS'.".

         4. Section 2.2 is hereby amended and restated in its entirety as follows:

         Section 2.2 Conversion of PKLB Common. At the Effective Time, by virtue of the Merger and without any action on the part of MergerCo, the Company or the holders of any shares of PKLB Common:

                  (a) Subject to the other provisions of this Section 2.2 and to
         Section 3.1(k) and (1), other than shares of PKLB Common held by Parent (which shall be treated as set forth in Section 2.2(c)), each share of PKLB Common issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one-twelfth (1/12) of one share of Parent Common, upon surrender of the Common Certificate (as defined below) representing such shares of PKLB Common.

                  (b) All such shares of PKLB Common, when converted as provided in Section 2.2(a), shall no longer be considered outstanding and shall automatically be canceled and retired and shall cease to exist, and each Common Certificate previously evidencing such shares shall thereafter represent only the right to receive the number of shares of Parent Common set forth in Section 2.2(a). The holders of Common Certificates (as defined below) previously evidencing shares of PKLB Common outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the PKLB Common, except as otherwise provided herein or by law, and, upon the surrender of Common Certificates in accordance with Section 3.1, shall only have the right to receive for their shares of PKLB Common the number of shares of Parent Common as set forth in Section 2.2(a), without any interest thereon.

                  (c) The parties acknowledge that Parent may own shares of PKLB Common at the Effective Time and they hereby agree that, in such event, any such shares of PKLB Common held by Parent shall, as of the Effective Time, no longer be considered outstanding and shall automatically be canceled and retired and shall cease to exist and shall not entitle Parent to receive Parent Common or other Merger Consideration. Parent shall not be considered to be a "Shareholder" of the Company as that term is used in this Agreement.

         5. Section 2.3(a) is hereby amended by deleting the phrase "Six Dollars ($6.00)" and replacing it with "Four Dollars and Eighty Cents ($4.80)".

         6. Section 9.1(b)(iii) is hereby amended by deleting the phrase "December 31, 2002" and replacing it with "March 31, 2003".

         7. Section 9.1 (d) is hereby amended as follows:

                    a. The "." is deleted from the end of subsection (iii) and ";" is added in its place.

                    b.   A new section (iv) is added as follows:

               "(iv) if any holder of Class A Preferred has delivered written notice to the Company that such holder intends to exercise or is thereby exercising its right to convert all or any portion of the Class A Preferred held by such holder into PKLB Common; or"

                    c.   A new section (v) is added as follows:

               "(v) if the registered owners of 100% of the Class B Preferred fail to deliver written notice to the Company as described in paragraph 5(b) of that certain Secured Convertible Revolving Note (the "PKLB Note") issued bythe Company to Parent dated as of November 14, 2002, prior to such time as Parent may elect to exercise the Conversion Rights (as defined in the PKLB Note) granted to it in the PKLB Note."


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers as of the date first above written.


                                       BIOANALYTICAL SYSTEMS, INC.



                                       By /s/ PETER T. KISSINGER
                                          --------------------------------------
                                          Peter T. Kissinger, Ph.D.
                                          Chief Executive Officer


                                       PI ACQUISITION CORP.



                                       BY /s/ PETER T. KISSINGER
                                          --------------------------------------
                                          Peter T. Kissinger, Ph.D.
                                          Director


                                       PHARMAKINETICS LABORATORIES, INC.




                                       By: /s/ JAMES M. WILKINSON II
                                           ------------------------------------
                                           James M. Wilkinson, II, Ph.D.
                                           President and Chief Executive Officer

                                                                     EXHIBIT 2.3


THIS SUBORDINATED CONVERTIBLE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED (i) EXCEPT PURSUANT TO REGISTRATION THEREOF UNDER SUCH LAWS, OR (ii) UNLESS, IN THE WRITTEN OPINION OF COUNSEL ADDRESSED TO BIOANALYTICAL SYSTEMS, INC., FROM COUNSEL REASONABLY SATISFACTORY TO BIOANALYTICAL SYSTEMS, INC., THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATION.

THIS NOTE IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS OF BIOANALYTICAL SYSTEMS, INC. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT AMOUNTS OWING WITH RESPECT TO THIS NOTE SHALL BE SUBORDINATED IN ACCORDANCE WITH THE PROVISIONS OF SENIOR DEBT (AS DEFINED HEREIN), AND THE HOLDER ACCEPTS AND AGREES TO BE BOUND BY SUCH PROVISIONS.

                        6% SUBORDINATED CONVERTIBLE NOTE


$__________                                                Dated:_________, 2002


         For value received, Bioanalytical Systems, Inc., an Indiana corporation with its principal offices at 2701 Kent Avenue, Purdue Research Park, West Lafayette, Indiana 47906-1382 ("MAKER"), hereby promises to pay to the order of [NAME OF HOLDER] or [HIS/HER/ITS] assigns (the "HOLDER"), at [ADDRESS] or at such other place as the Holder may direct in writing to the Maker, in lawful money of the United States of America, the principal amount of Dollars ($) and interest, as provided herein, all without relief from valuation or appraisement laws. This Note is being delivered in connection with the Agreement and Plan of Merger by and among the Maker, PI Acquisition Corp., and PharmaKinetics Laboratories, Inc. dated as of June 20, 2002 (the "MERGER AGREEMENT").

         1. Payment of Principal. Subject to acceleration or earlier payment as provided for elsewhere in this 6% Subordinated Convertible Note (this "NOTE"), the Maker shall pay to the Holder on January 1, 2008 (the "MATURITY DATE"), the entire unpaid principal balance of this Note plus all accrued and unpaid interest through and including that date.

         2. Interest. For a period of one year from the date hereof, no interest shall accrue on the principal amount of this Note. Beginning as of _______,2003 (the "ANNIVERSARY DATE"), interest on the unpaid principal balance hereof existing from time to time shall accrue at the rate of 6% per annum. Interest shall be calculated on the basis of actual daily balances of outstanding principal for the exact number of days the principal remains outstanding and shall be computed on the basis of a 365-day year. Subject to acceleration or earlier payment as provided for elsewhere in this Note, interest shall be payable by wire transfer to an account designated by the Holder, in arrears biannually on the 15th day of July and the 15th day of January of each year following the Anniversary Date, until the Maturity Date, on which date all accrued and unpaid interest shall be due and payable.

         3. Prepayment. Upon twenty five (25) days prior written notice delivered to the Holder (a "PREPAYMENT NOTICE"), the Maker may prepay all or any portion of the unpaid principal balance hereof and accrued interest, without premium or penalty; provided, however, all sums received in prepayment shall first be applied in payment of accrued but unpaid interest and the excess, if any, shall then be applied to the unpaid principal balance hereof. In the event that the Maker elects to so prepay this Note, the Holder may elect, rather than accept such prepayment, to convert the relevant portion of this Note in accordance with Section 6 hereof, provided, however, that the Maker must receive the Holder's Election Notice (as defined below) at least five (5) days prior to the date specified in the Maker's Prepayment Notice for the Maker's prepayment of this Note.

         4. Default and Remedies.

         (a) An "EVENT OF DEFAULT" under this Note shall mean the occurrence of any of the following events: (i) the Maker defaults in the payment of principal of or interest on this Note when due and the Maker does not cure that default within five (5) days after the due date; (ii) the Maker defaults in the performance of any obligation under this Note (other than the payment described in the immediately preceding clause) and the Maker does not cure that default within thirty 30 days after receipt by the Maker of written notice from the Holder specifying the nature of such default; (iii) the Maker commences proceedings in any court under the United States Bankruptcy Code, or any other debtors' relief or insolvency act, whether state or federal (the "BANKRUPTCY LAWS"), or any other person commences proceedings under the Bankruptcy Laws against the Maker and those proceedings are not stayed or dismissed within one hundred twenty (120) days (each a "BANKRUPTCY DEFAULT"); or (iv) any Change of Control (as defined below) of the Maker. For purposes of this Section 4(a), the term "CHANGE OF CONTROL" shall mean any merger, reorganization or other transaction in which control of a person or substantially all of its assets is transferred, the sale of substantially all of the capital stock of a person, or any other sale of all or substantially all of the assets of a person.

         (b) If any Event of Default occurs and is continuing, then the Holder shall have the right and option to declare, by notice in writing sent by registered or certified mail to the Maker, the full unpaid principal balance hereof, together with all accrued and unpaid interest thereon, immediately due and payable without further demand, notice, or presentment for payment; provided, however, that, notwithstanding anything in this Note to the contrary, in the event of a Bankruptcy Default the entire principal balance of and all accrued interest on this Note shall forthwith be due and payable without demand, presentment for payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by the Maker.

         (c) If this Note is collected or attempted to be collected by the initiation or prosecution of any suit or through any bankruptcy court, or by any judicial proceeding, or is placed in the hands of attorneys for collection, then the Maker shall pay, in addition to all other amounts owing hereunder, all court costs and reasonable attorney's fees incurred by the Holder.

         5. Subordination.

         (a) Subordination to Senior Debt. Notwithstanding anything to the contrary contained in this Note, the Maker covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that the Maker's indebtedness under this Note shall be junior and subordinate to the Senior Debt (as hereafter defined) to the extent and in the manner set forth in this Section 5, except to the extent otherwise agreed to in writing by the Holder and any Senior Lender (as hereinafter defined) with respect to the Senior Debt held by or payable to that Senior Lender. Each subsection of this Section 5 shall be given independent effect so that if a particular payment or action is prohibited by any one of these subsections, it shall be prohibited although it otherwise would not be prohibited by another subsection.

         (b) Default on Senior Debt. The Maker may not make any Payment with respect to this Note or any Distribution of Assets if (i) there exists a default under any Senior Debt or there exists an event (an "UNMATURED DEFAULT") which but for the lapse of time of the giving of notice, or both, would constitute a default under any Senior Debt, or (ii) a default or Unmatured Default under any Senior Debt would exist upon giving effect to such Payment or Distribution of Assets. The Maker may resume Payments with respect to this Note and Distributions of Assets, subject to the terms of the Senior Debt and this Note, when (A) the subject default or Unmatured Default is cured or waived in writing by the holders of the affected Senior Debt, or (B) 180 days pass after the occurrence of the subject default or Unmatured Default, but only if (a) the subject default or the Unmatured Default is not the subject of judicial proceedings and (b) the holders of the affected Senior Debt have not declared acceleration of their Senior Debt, but in either case only if this Section 5 otherwise permits the Payment or Distribution of Assets at that time.

         (c) Dissolution, Liquidation or Reorganization of Maker. In the event of any insolvency, bankruptcy or receivership case or proceeding or any dissolution, winding up, liquidation, reorganization or other similar proceeding relating to the Maker, its property or its operations (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or otherwise), upon an assignment for the benefit of creditors, or any other marshalling of the assets of the Maker, then payment in full of all Senior Debt then or thereafter to become due shall occur before the Holder shall be entitled to receive or retain any Distribution of Assets or Payment with respect to this Note. In any such proceedings, any Distribution of Assets or Payment to which the Holder would be entitled if this Note were not subordinated to the Senior Debt shall be paid by the Maker or the agent or other person making such payment or distribution, or by the Holder if received by the Holder, directly to each Senior Lender, pro rata, to the extent necessary to make payment in full of all Senior Debt, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders. The Senior Lenders are authorized and empowered, in the event of such insolvency, bankruptcy or receivership case or proceeding or any dissolution, winding up, liquidation, reorganization or other similar proceeding relating to the Maker, to demand, sue for, collect and receive every such payment or distribution referred to above, give acquittance therefore, file claims and proofs of claim in any statutory or non-statutory proceeding, vote such claims in any such proceeding and take such other actions, in the name of the Senior Lenders or in the name of the Holder or otherwise, as the Senior Lenders may deem necessary or advisable for the enforcement of the provisions for this Section 5. The Holder agrees, in the event of such insolvency, bankruptcy, receivership case or proceeding or any dissolution, winding up, liquidation, reorganization, or other similar proceeding relating to the Maker to take such action as may reasonably be requested at any time and from time to time by the Senior Lenders to collect this Note for the account of the Senior Lenders and to file appropriate proofs of claim in respect thereof and to execute and deliver such powers of attorney, assignments or other instruments as the Senior Lenders may reasonably request in order to enable the Senior Lenders to enforce any and all claims upon or in respect of the indebtedness of this Note and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect hereof. Any and all monies so collected or received by the holders of the Senior Debt shall be retained indefeasibly by the Senior Lender for application to the Senior Debt until the Senior Debt is fully, finally and irrevocably paid. In no event shall the Senior Lenders be liable to the Holder for any failure to prove any indebtedness of this Note, to exercise any right with respect thereto or to collect any sums payable thereon.

         (d) Subrogation. No Distribution of Assets or Payment to which the Holder would have been entitled except for the provisions of this Section 5 and which is received by or paid over to the Senior Lenders or their Representative (as hereinafter defined) shall, as between the Maker and its creditors other than the Senior Lenders and the Holder, be deemed to be a payment by the Maker to the Senior Lenders or on account of the Senior Debt, and the Holder shall be subrogated (without any duty on the part of the Senior Lenders to warrant, create, effectuate, preserve or protect such subrogation) to the then or thereafter existing rights of the Senior Lenders to receive Distributions of Assets or payments made on the Senior Debt until this Note shall be paid in full.

         (e) Payments Held in Trust. If the Holder receives any Distribution of Assets or Payment which the Holder is not entitled to retain under the provisions of this Section 5, any such Distribution of Assets or Payment so received shall be held in trust for the Senior Lenders, shall not be commingled with any other assets of the Holder, and shall be paid to the Senior Lenders, pro rata, to the extent necessary to make payment in full, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

         (f) Changes in Senior Debt. Any Senior Lender may at any time and from time to time with notice to the Holder: (i) with the approval of the Maker, extend, renew, modify, waive or amend the terms of the Senior Debt; (ii) as permitted by contract between the Maker and such Senior Lender or by applicable laws, sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any guarantor or any other person liable in any manner for the Senior Debt or, with the approval of the Maker, amend or waive the terms of the Senior Debt; (iv) exercise or refrain from exercising any rights against the Maker or any other persons; (v) apply in any order any sums by whomever paid or however realized to the Senior Debt; and (vi) take any other action which otherwise might be deemed to impair the Holder's rights. Any and all of such actions may be taken by the Senior Lenders without incurring responsibility to the Holder and without impairing or releasing the Holder's obligations to the Senior Lenders.

         (g) Except for scheduled payments of principal and interest on this Note that are not prohibited under Section 5(b) and except as provided in this Section 5 ,until the Senior Debt shall have been fully, finally and irrevocably paid, (i) the Holder will not ask, demand, sue for, take or receive from the Maker, and the Maker will not make, give, or permit, directly or indirectly, by setoff, redemption, purchase or in any other manner, any payment on or security for the whole or any part of the indebtedness of this Note, and, without the prior written consent of the Senior Lenders, the Holder will not take any action to enforce or collect amounts so owing against the Maker or act as a petitioning creditor in any bankruptcy proceeding filed against the Maker, (ii) the Holder shall not have any right to possess any assets of the Maker or to foreclose upon any such assets, whether by judicial action or otherwise, and (iii) regardless of whether the Senior Debt is secured or unsecured, the Senior Lenders shall be subrogated to the Holder with respect to the Holder's claims against the Maker, and the Holder's rights, liens and security interests, if any, in any of the Maker's assets and the proceeds thereof.

         (h) Third-Party Beneficiary, Etc. The foregoing provisions regarding subordination are solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Holder on the other hand. Such provisions are for the benefit of the Senior Lenders (and their successors and assigns) and shall be enforceable by them directly against the Holder except to the extent otherwise agreed to in writing by the Holder and any other Senior Lender.

         (i) Further Assurances. The Holder covenants and agrees that at any time, and from time to time hereafter, it will execute such additional instruments and take such actions as may be reasonably requested by any Senior Lender to confirm or perfect or otherwise to carry out the intent and purposes of this Section 5, including, but not limited to, a subordination and standstill agreement or other similar document.

         (j) Definitions. As used in this Section 5 (or as elsewhere used in this Note) the following terms shall have the meanings indicated:

         "DISTRIBUTION OF ASSETS" means any distribution of assets of the Maker or any of its subsidiaries of any kind or character, whether a payment, purchase or other acquisition or retirement for cash, property, or securities, with respect to the Maker's obligations under this Note.

         "PAYMENT" means payment of any obligation now or hereafter existing under this Note (as it may hereafter be amended, supplemented, or otherwise modified from time to time), whether created directly or acquired by assignment or otherwise, and interest and premiums, if any, thereon and all other amounts payable in respect thereof or in connection therewith.

         "REPRESENTATIVE" means, with respect to any Senior Debt, the trustee, agent, or other representative for one or more of the Senior Lenders, if any, designated in the indenture, agreement or document creating, evidencing or governing such Senior Debt or pursuant to which it was issued, or otherwise designated by the holders of such Senior Debt.

         "SENIOR DEBT" means the principal of and premium, if any, and interest on indebtedness incurred by the Maker at any time and from time to time for money borrowed from banks, trust companies, savings and loan associations and other similar financial institutions evidenced by notes, bonds, debentures, financing agreements, letters of credit, or similar obligations, or issued under the provisions of an indenture or similar instrument between the Maker and a bank or trust company or substantially similar financial institution; excluding, however, all indebtedness (principal and interest) owed by the Maker to the Holder.

         "SENIOR LENDER" or "SENIOR LENDERS" means one or more of the holders of Senior Debt.

6.       Conversion.

(a) The Holder may, at the Holder's option, at any time after the Anniversary Date, and from time to time thereafter, prior to payment in full of this Note, convert the outstanding unpaid balance of this Note and any interest accrued pursuant to paragraph 2 above but unpaid (the "CONVERSION AMOUNT"), in whole or in part (but only into full shares), into fully paid and non-assessable shares of the common stock, without par value of the Maker (the "COMMON SHARES"), at a rate equal to the amount of $16.00 per Common Share (the "CONVERSION RATE"). In order to exercise this conversion right, the Holder must send written notice of the conversion to the Maker at least 10 days prior to the specified conversion date (a "CONVERSION NOTICE"). On the conversion date (or as soon thereafter as is reasonably practicable), the Maker shall issue to the Holder a share certificate for the Common Shares acquired upon conversion. The Holder's right to elect to convert the Conversion Amount of this Note into Common Shares shall not be affected by any Prepayment Notice given by the Maker pursuant to Section 3 above, so long as the Maker has received the Holder's Conversion Notice at least five (5) days prior to the date specified in the Maker's Prepayment Notice for the Maker's prepayment of this Note.

         (b) The Conversion Rate shall not be subject to adjustment for issuance of Common Shares or of rights, options, warrants, or other securities convertible into Common Shares, whether at a price per share that is more or less than or equal to the Conversion Rate or for any other event, except as specified in this Subsection 6U. The Conversion Rate shall be subject to adjustment if the Maker at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, in which case the Conversion Rate in effect immediately prior to the subdivision will be proportionately reduced, and if the Maker at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, in which case the Conversion Rate in effect immediately prior to that combination will be proportionately increased.

         (c) Notwithstanding any other provisions of this Section 6 to the contrary, the conversion rights of the Holder shall be subject to compliance with all applicable federal and state securities laws, and the Holder agrees to execute all required agreements and documents required by the Maker to establish compliance with such laws.

         (d) The Maker shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Shares, solely for the purpose of issuance upon conversion of the Note, that number of Common Shares as shall from time to time be sufficient to effect the conversion of the Note, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of the Note, the Maker shall take the corporate action necessary to increase the number of its authorized Common Shares to a number sufficient for this purpose.

         7. Notice of Certain Events. The Maker agrees to execute and deliver to the Holder a certificate signed by the chief executive officer or chief financial officer of the Maker, specifying the occurrence of any of the following events and including a description thereof, promptly, but in any event not later than four (4) days, after any executive officer of the Maker becomes aware of the occurrence of any of the following events:

         (a) Events of Default. Any condition or event which constitutes or which, with notice or lapse of time, would constitute an Event of Default has occurred, or any holder of any of the Notes (as defined in the Merger Agreement) has given any notice or taken any other action with respect to a claimed default or Event of Default hereunder; or

         (b) Other Defaults. The Maker or any subsidiary of the Maker has received notice of any default or failure to perform any covenant or provision under any agreement relating to any Senior Debt; provided, however, that nothing in this paragraph 7 shall require the Maker to notify the Holder of any event or occurrence if, by the giving notice to the Holder, the Maker would also be required to make any public filing or public announcement that it would not otherwise be required to make.

         8. Notices. All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Note shall be in writing and delivery shall be deemed sufficient and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given or on the third day after mailing if mailed by registered or certified mail, and properly addressed as follows:


          If to the Maker, to:         2701 Kent Avenue
                                       West Lafayette, Indiana 47906-1382
                                       Attention: Peter T. Kissinger, Ph.D.
                                                  President and Chief Executive
                                                  Officer
                                       Fax: (765) 497-1102

          Copies to:                   Ice Miller
                                       One American Square Box 82001
                                       Indianapolis, Indiana
                                       Attention: Stephen J. Hackman, Esq.
                                       Fax: (317) 592-4666

          If to the Holder, to:


                                       Attention:
                                       Fax:

          Copies to:


                                       Attention:
                                       Fax:

or to such other address as may be specified in writing by any of the above.

         9. Remedies. The remedies provided by this Note shall be cumulative, and shall be in addition to and not exclusive of other remedies available at law, or in equity. The exercise or waiver by the Holder of any right or remedy available under this Note shall not be deemed to be a waiver of any other right or remedy available under this Note, at law, or in equity.

         10. Miscellaneous.

         (a) Whenever used herein, the singular includes the plural and the plural includes the singular. The term "MAKER" means the corporation named in the opening paragraph hereof and its successors and assigns.

         (b) All disputes, claims or controversies arising out of or relating to this Agreement or the negotiation, validity or performance of this Agreement or the Transactions shall be governed by and construed in accordance with the laws of the State of Indiana without regard to its rules of conflict of laws. Each of the parties hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Indiana and of the United States located in the State of Indiana (the "AGREED COURTS") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Agreed Courts and agrees not to plead or claim in any Agreed Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of Indiana.

         (c) The Holder, by acceptance of this Note, hereby represents and warrants that this Note has been acquired by the Holder for investment only and not for resale or distribution hereof.
                  The Holder, by acceptance of this Note, further understands, covenants and agrees that the Maker is under no obligation and has made no commitment to provide for registration of this Note under the Securities Act of 1933, as amended, or state securities laws, or to take such steps as are necessary to permit the sale of this Note without registration under those laws, except as provided in the Registration Rights Agreement by and between Maker, Holder and the other parties thereto dated as of the date hereof.

         (d) The captions of the sections of this Note are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Note.

         (e) The provisions of Section 5 of this Note may not be amended or modified without the written consent of the Senior Lenders.

         IN WITNESS WHEREOF, the Maker has executed, acknowledged, and delivered this Note as of the day and year first above written.


                                         BIOANALYTICAL SYSTEMS, INC.



                                         By:
                                            ------------------------------------
                                         Printed:
                                                 -------------------------------
                                         Title:
                                               ---------------------------------

Accepted and agreed to this ________ day of ______ ,2002:



By:
   ---------------------------
   [NAME]